Exhibit 32

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, the Chief Executive Officer and the Chief Accounting Officer of 12 ReTech Corporation. (the “Company”), each certifies that, to his knowledge, on the date of this certification:

1. The quarterly report of the Company for the period ending June 30, 2018 as filed with the Securities and Exchange Commission on this date (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

12 ReTech Corporation

Date Signed: December 10, 2018	By:	/s/ Angelo Ponzetta
Angelo Ponzetta
	Its:	Chairman President Chief Executive Officer

Date Signed: December 10, 2018	By:	/s/ Daniele Monteverde
Daniele Monteverde
	Its:	Director Secretary Treasurer Chief Financial Officer Chief Operating Officer Principal Accounting Officer